For Immediate Release

Contact:                 Willing L. Biddle, President or
John T. Hayes, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports Operating Results for the Second Quarter and First Half of Fiscal 2011

Greenwich, Connecticut, June 7, 2011 -- Urstadt Biddle Properties Inc. (NYSE: UBA and UBP), a real estate investment trust, today announced its second quarter and six months financial results for the period ended April 30, 2011.

Diluted Funds from Operations (FFO) for the quarter ended April 30, 2011 was $7,600,000 or $0.27 per Class A Common share and $0.25 per Common share, compared to $6,784,000 or $0.27 per Class A Common share and $0.25 per Common share in last year’s second quarter.  For the first six months of fiscal 2011, diluted FFO amounted to $18,411,000 or $0.66 per Class A Common share and $0.60 per Common share compared to $13,478,000 or $0.54 per Class A Common share and $0.49 per Common share in the corresponding period of fiscal 2010.

Net income applicable to Class A Common and Common stockholders was $3,639,000 or $0.13 per diluted Class A Common share and $0.12 per diluted Common share in the second quarter of fiscal 2011 compared to $2,886,000 or $0.12 per diluted Class A Common share and $0.10 per diluted Common share in the same quarter last year.  Net income applicable to Common and Class A Common stockholders for the first six months of fiscal 2011 was $10,515,000 or $0.38 per diluted Class A Common share and $0.34 per diluted Common share compared to $6,026,000 or $0.24 per diluted Class A Common share and $0.22 per diluted Common share for the same period last year.  The per share amounts for both FFO and net income in fiscal 2011 includes the effect of the Company issuing 2.5 million Class A Common shares in a follow on public offering in September of 2010.

FFO and net income applicable to Class A Common and Common stockholders for the six months ended April 30, 2011 included lease termination income in the amount of $2.99 million relating to a lease termination settlement with a grocery store tenant that vacated its space in the Company’s Meriden property prior to expiration of its lease.  The Company has re-leased the space to another grocery store tenant and should begin accruing rent related to the new lease in the fourth quarter of fiscal 2011 when the tenant opens for business.  In addition, net income and FFO for the six month periods ended April 30, 2011 and 2010 were reduced by acquisition costs of $53,000 and $156,000, respectively, for property acquisitions in those periods.  Prior to fiscal 2010 these costs were not expensed under generally accepted accounting principles.

Rental revenues and net operating income (exclusive of the $2.99 million lease termination income) from properties owned in the three and six month periods ended April 30, 2011, when compared to the same periods of fiscal 2010 were relatively unchanged.  This primarily resulted from four vacancies at three properties during the first six months of fiscal 2011 when compared with the same period in fiscal 2010, offset by new leasing the Company completed in the second half of fiscal 2010 and the first half of fiscal 2011 at previously vacant space-predominantly at four properties (seven spaces).  For the six months ended April 30, 2011 rental revenues and net operating income from properties acquired in the second half of fiscal 2010 increased by $1,726,000 and $1,168,000, respectively when compared with the corresponding period of fiscal 2010. At April 30, 2011 the percentage of the gross leasable area of the Company’s core properties that was leased amounted to 92.6%, a decrease of 1.16% from April 30, 2010.  The Company has three equity investments in unconsolidated joint ventures (447,000 square feet); at April 30, 2011 those properties were 98.5% leased.

Commenting on the quarter’s operating results, Willing L. Biddle, President and Chief Operating Officer of UBP, said, “We are continuing to see a slow improvement, in the leasing and property acquisition environment and are looking forward to seeing the momentum that we have generated over the last few quarters continue into the remainder of fiscal 2011.  During the last three quarters of fiscal 2010 and first half of fiscal 2011 we were able to lease previously vacant space to Buffalo Wild Wings (8,000 sf), Chuck E Cheese (15,000 sf), Marshall’s Shoes (11,000 sf), AutoZone (7,000 sf), Okinawa Japanese Steak House (6,000 sf), Birchtree Learning Center (14,000 sf), and West Marine (13,000 sf).  Those leasing gains were offset by certain vacancies in the first half of fiscal 2011-Daffy’s (27,000 sf), Old Navy (25,000 sf), ShopRite (55,000 sf).  At April 30, 2011 our core portfolio was 92.6% leased.  In the second quarter of fiscal 2011 we purchased the Fairfield Plaza shopping center in New Milford, CT., a 72,000 square foot property anchored by TJ Maxx and Staples and last year we purchased four grocery anchored properties in our core market.  We have a good pipeline of acquisitions and hope to continue to add to our asset base over the balance of the year.”

Non-GAAP Financial Measure
Funds from Operations (“FFO”)

The Company considers FFO to be a meaningful additional measure of operating performance because it primarily excludes the assumption that the value of its real estate assets diminishes predictably over time and industry analysts have accepted it as a performance measure.  FFO is presented to assist investors in analyzing the performance of the Company.  The Company reports FFO in addition to net income applicable to common shareholders and net cash provided by operating activities.  FFO is helpful as it excludes various items included in net income that are not indicative of the Company’s operating performance, such as gains (or losses) from sales of property and depreciation and amortization.  The Company has adopted the definition suggested by the National Association of Real Estate Investment Trusts (“NAREIT”).  The Company defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures.  FFO does not represent cash flows from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.  Since all companies do not calculate FFO in a similar fashion, the Company’s calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.
(Table Follows)

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Three and Six Months Ended 2011 results
 (in thousands, except per share data)

	Six Months Ended		Three Months Ended
	April 30,		April 30,
	2011	2010	2011	2010
Revenues
Base rents	$32,114	$31,191	$15,971	$15,691
Recoveries from tenants	10,764	9,964	5,684	5,140
Lease termination income	2,988	47	-	47
Other income	1,013	516	698	262
Total Revenues	46,879	41,718	22,353	21,140

Expenses
Property operating	7,663	7,318	4,427	3,821
Property taxes	7,225	6,647	3,580	3,319
Depreciation and amortization	7,593	7,177	3,806	3,608
General and administrative	3,731	3,527	1,830	1,801
Acquisition costs	53	156	53	156
Directors' fees and expenses	152	174	67	84
Total Operating Expenses	26,417	24,999	13,763	12,789

Operating Income	20,462	16,719	8,590	8,351

Non-Operating Income (Expense):
Interest expense	(3,804)	(3,622)	(1,903)	(1,784)
Equity in net income from unconsolidated joint ventures	141	29	79	29
Other expense	(3)	(449)	-	(389)
Interest, dividends and other investment income	419	50	224	29

Net Income	17,215	12,727	6,990	6,236

Noncontrolling interests:
Net income attributable to noncontrolling interests	(153)	(154)	(77)	(76)
Net income attributable to Urstadt Biddle Properties Inc.	17,062	12,573	6,913	6,160
Preferred stock dividends	(6,547)	(6,547)	(3,274)	(3,274)

Net Income Applicable to Common and Class A Common Stockholders	$10,515	$6,026	$3,639	$2,886

Diluted Earnings Per Share:
Common	$.34	$.22	$.12	$.10
Class A Common	$.38	$.24	$.13	$.12

Dividends Per Share:
Common	$.4450	$.4400	$.2225	$.2200
Class A Common	$.4900	$.4850	$.2450	$.2425

Weighted Average Number of Shares Outstanding:
Common and Common Equivalent	7,881	7,530	7,964	7,685
Class A Common and Class A Common Equivalent	20,679	18,051	20,709	18,115

Urstadt Biddle Properties Inc. (NYSE: UBA and UBP)
Six Months and Three Months Ended April 30, 2011 and 2010
 (in thousands, except per share data)

	Six Months Ended April 30,		Three Months Ended April 30,
	2011	2010	2011	2010
Net Income Applicable to Common and Class A Common Stockholders	$10,515	$6,026	$3,639	$2,886

Real property depreciation	6,061	5,677	3,047	2,847
Amortization of tenant improvements and allowances	1,241	1,244	623	633
Amortization of deferred leasing costs	271	231	125	118
Depreciation and amortization on unconsolidated joint ventures	323	300	166	300
Funds from Operations Applicable to Common and Class A Common Stockholders	$18,411	$13,478	$7,600	$6,784

Funds from Operations (Diluted) Per Share:
Common	$0.60	$0.49	$0.25	$0.25
Class A Common	$0.66	$0.54	$0.27	$0.27

Balance Sheet Highlights
(in thousands)
	April 30,	October 31,
	2011	2010
	(Unaudited)
Assets
Real Estate investments before accumulated depreciation	$611,198	$601,222

Investments in and advances to unconsolidated joint ventures	$25,348	$24,850

Total Assets	$557,970	$557,053

Liabilities
Revolving credit lines	$14,600	$11,600

Mortgage notes payable and other loans	$122,676	$118,202

Total liabilities	$151,347	$142,069

Redeemable Preferred Stock	$96,203	$96,203

Redeemable Noncontrolling Interests	$4,067	$11,330

Total Stockholders’ Equity	$306,353	$307,451